SHARE EXCHANGE AGREEMENT

     THIS SHARE EXCHANGE AGREEMENT is made this 31st day of March 2000, by and between Kimbell deCar Corporation, a Colorado corporation ("KBDD"), and YGCD Assets, Inc., a Colorado corporation ("YGCD").

     WHEREAS, KBDD desires to acquire all of the issued and outstanding shares of common stock of YGCD in exchange for an aggregate of 12,500,439 shares of the common stock of KBDD (the "Common Stock") (the "Exchange Offer"); and

     WHEREAS, YGCD desires to assist KBDD in a business combination which will result, if all YGCD's shareholders desire to participate, in the shareholders of YGCD owning approximately 96% of the then issued and outstanding shares of KBDD's Common Stock, and KBDD holding 100% of the issued and outstanding shares of YGCD's common stock; and

     WHEREAS, the voluntary share exchange contemplated hereby will result in the YGCD shareholders tendering all of the outstanding common stock of YGCD to KBDD in exchange solely for the Common Stock and no other consideration, which the parties hereto intend to treat as a reorganization under Internal Revenue Code Section 368(a)(1)(B).

     NOW, THEREFORE, in consideration of the mutual promises, covenants, and representations contained herein, THE PARTIES HERETO AGREE AS FOLLOWS:

                                 ARTICLE 1
                           EXCHANGE OF SECURITIES

     1.1 Issuance of Shares. Subject to all of the terms and conditions of this Agreement, KBDD agrees to offer one share of Common Stock for each share of YGCD common stock issued and outstanding, or a total of 12,500,439 shares of KBDD Common Stock. The Common Stock will be issued directly to the shareholders of YGCD which accept the Exchange Offer. Schedule 1, which is attached hereto and incorporated herein by reference, is a complete list of the shareholders of YGCD which sets forth the number of shares each person owns in YGCD and the number of shares they will be offered in KBDD.

     1.2 Exemption from Registration. The parties hereto intend that the Common Stock to be issued by KBDD to YGCD shareholders shall be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), pursuant to Sections 4(2) and 4(6) of the Act and the rules and regulations promulgated thereunder.

     1.3 Investment Intent. Prior to the consummation of the Exchange Offer, the shareholders of YGCD accepting the Exchange Offer shall execute Letters of Acceptance or such other documents containing, among other things, representations and warranties relating to investment intent and investor status, restrictions on transferability and restrictive legends such that the counsel for both KBDD and YGCD shall be satisfied that the offer and sale of KBDD shares as contemplated by this Agreement shall be exempt from the registration requirements of the Act and any applicable state blue sky laws.

     1.4 Warrants to Purchase YGCD Common Stock. On the Closing, each warrant granted by YGCD to purchase shares of YGCD's common stock which is outstanding and unexercised immediately prior to the Closing shall be assumed by KBDD and converted into a warrant to purchase shares of KBDD in the same number and at the same exercise price as was in effect immediately prior to the Closing.

                                   ARTICLE 2
                     REPRESENTATIONS AND WARRANTIES OF YGCD

     Except as disclosed in Schedule 2 which is attached hereto and incorporated herein by reference, YGCD hereby represents and warrants to KBDD that:

     2.1 Organization. YGCD is a corporation duly organized, validly existing, and in good standing under the laws of Colorado, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the jurisdictions where its business requires qualification.

     2.2 Capital. The authorized capital stock of YGCD consists of 50,000,000 shares of common stock, no par value, of which 10,900,439 are currently issued and outstanding. All of the issued and outstanding shares of common stock of YGCD are duly authorized, validly issued, fully paid, and nonassessable. Prior to the Closing, YGCD plans to issue 1,600,000 shares in connection with a private placement which is expected to raise $3,200,000 in gross proceeds. Other than the foregoing, the obligations to issue warrants to CCRI to purchase up to 240,000 shares of Common Stock, and the agreement to issue 100,000 options out of KBDD after the Closing, there are no outstanding subscriptions, options, rights, warrants, debentures, instruments, convertible securities, or other agreements or commitments obligating YGCD to issue or to transfer from treasury any additional shares of its capital stock of any class.

     2.3 Subsidiaries. YGCD does not have any subsidiaries or own any interest in any other enterprise (whether or not such enterprise is a corporation).

     2.4 Directors and Officers. Schedule 2 contains the names and titles of all directors and officers of YGCD as of the date of this Agreement.

     2.5 Financial Statements. YGCD has delivered to KBDD unaudited balance sheets and statements of operations for the period ended March 31, 2000 (the "Financial Statements"). The Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated. The Financial Statements accurately set out and describe the financial condition of YGCD as of March 31, 2000. YGCD's financial statements will be able to be audited in accordance with Regulation S-B adopted under the Act.

     2.6 Absence of Changes. Since March 31, 2000, except for changes in the ordinary course of business which have not in the aggregate been materially adverse, to the best of YGCD's knowledge, YGCD has conducted its business only in the ordinary course and has not experienced or suffered any material adverse change in the condition (financial or otherwise), results of operations, properties, business or prospects of YGCD or waived or surrendered any claim or right of material value.

     2.7 Absence of Undisclosed Liabilities. Neither YGCD nor any of its properties or assets are subject to any material liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due, that are not reflected in the financial statements presented to KBDD or have otherwise been disclosed in Schedule 2.

     2.8 Tax Returns. Within the times and in the manner prescribed by law, YGCD has filed all federal, state and local tax returns required by law, or has filed extensions which have not yet expired, and has paid all taxes, assessments and penalties due and payable.

     2.9 Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, KBDD and/or its attorneys shall have the opportunity to meet with accountants and attorneys to discuss the financial condition of YGCD. YGCD shall make available to KBDD and/or its attorneys all books and records of YGCD.

     2.10 Trade Names and Rights. Other than as set forth on Schedule 2, YGCD does not use any trademark, service mark, trade name, or copyright in its business, or own any trademarks, trademark registrations or applications, trade names, service marks, copyrights, copyright registrations or applications.

     2.11 Compliance with Laws. To the best of YGCD's knowledge, YGCD has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations (including, without limitation, any applicable building, zoning or other law, ordinance or regulation) affecting its properties or the operation of its business, except for matters which would not have a material affect on YGCD or its properties.

     2.12 Litigation. YGCD is not a party to any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation pending or, to the best knowledge of YGCD, threatened against or affecting YGCD or its business, assets or financial condition, except for matters which would not have a material affect on YGCD or its properties.
YGCD is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it.

     2.13 Authority. YGCD has full corporate power and authority to enter into this Agreement. The board of directors of YGCD has taken all action required to authorize the execution and delivery of this Agreement by or on behalf of YGCD and the performance of the obligations of YGCD under this Agreement. No other corporate proceedings on the part of YGCD are necessary to authorize the execution and delivery of this Agreement by YGCD in the performance of its obligations under this Agreement. This Agreement is, when executed and delivered by YGCD, and will be a valid and binding agreement of YGCD, enforceable against YGCD in accordance with its terms, except as such enforceability may be limited by general principles of equity, bankruptcy, insolvency, moratorium and similar laws relating to creditors' rights generally.

     2.14 Ability to Carry Out Obligations. Neither the execution and delivery of this Agreement, the performance by YGCD of its obligations under this Agreement, nor the consummation of the transactions contemplated under this Agreement will to the best of YGCD's knowledge: (a) materially violate any provision of YGCD's articles of incorporation or bylaws; (b) with or without the giving of notice or the passage of time, or both, violate, or be in conflict with, or constitute a material default under, or cause or permit the termination or the acceleration of the maturity of, any debt, contract, agreement or obligation of YGCD, or require the payment of any prepayment or other penalties; (c) require notice to, or the consent of, any party to any agreement or commitment, lease or license, to which YGCD is bound; (d) result in the creation or imposition of any security interest, lien, or other encumbrance upon any material property or assets of YGCD; or (e) violate any material statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority to which YGCD is bound or subject.

     2.15 Full Disclosure. None of the representations and warranties made by YGCD herein, or in any schedule, exhibit or certificate furnished or to be furnished in connection with this Agreement by YGCD, or on its behalf, contains or will contain any untrue statement of material fact or omits or will omit any material fact required to make any representation or warranty not misleading.

     2.16 Assets. YGCD has good and marketable title to all of its tangible properties and such tangible properties are not subject to any material liens or encumbrances.

     2.17     Material Contracts and Obligations. Attached hereto on Schedule
2.17 is a list of all agreements, contracts, indebtedness, liabilities and other obligations to which YGCD is a party or by which it is bound that are material to the conduct and operations of its business and properties, which provide for payments to or by YGCD in excess of $5,000; or which involve transactions or proposed transactions between YGCD and its officers, directors, affiliates or any affiliate thereof. Copies of such agreements and contracts and documentation evidencing such liabilities and other obligations have been made available for inspection by KBDD and its counsel. All of such agreements and contracts are valid, binding and in full force and effect in all material respects, assuming due execution by the other parties to such agreements and contracts.

     2.18 Consents and Approvals. No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required to be made or obtained by YGCD in connection with: (a) the execution and delivery by YGCD of this Agreement; (b) the performance by YGCD of its obligations under this Agreement; or (c) the consummation by YGCD of the transactions contemplated under this Agreement.

                                 ARTICLE 3
                   REPRESENTATIONS AND WARRANTIES OF KBDD

     Except as disclosed in Schedule 3 which is attached hereto and incorporated herein by reference, KBDD represents and warrants to YGCD that:

     3.1 Organization. KBDD is a corporation duly organized, valid existing, and in good standing under the laws of Colorado, has all necessary corporate powers to own properties and to carry on business, and it is not now conducting any business, except to the extent to which the effecting of the transaction contemplated by this Agreement constitutes doing business.

     3.2 Capitalization. The authorized capital stock of KBDD consists of 100,000,000 shares of no par value Common Stock of which 2,916,681 shares of Common Stock are currently issued and outstanding. All of the issued and outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable. There are no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating KBDD to issue or to transfer from treasury any additional shares of its capital stock of any class.

     3.3 Subsidiaries. KBDD does not presently have any subsidiaries or own any interest in any other enterprise (whether or not such enterprise is a corporation).

     3.4 Directors and Officers. Schedule 3 contains the names and titles of all directors and officers of KBDD as of the date of this Agreement.

     3.5 Financial Statements. KBDD has delivered to YGCD its audited balance sheet and statements of operations and cash flows as of and for the period ended December 31, 1999 (the "Financial Statements"). The Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated. The Financial Statements accurately set out and describe the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein.

     3.6 Absence of Changes. Since December 31, 1999, except for direct expenses incurred by KBDD in connection with this Agreement and the transactions contemplated hereby, and except for changes in the ordinary course of business which have not in the aggregate been materially adverse, to the best of KBDD's knowledge, KBDD has not experienced or suffered any material adverse change in its condition (financial or otherwise), results of operations, properties, business or prospects or waived or surrendered any claim or right of material value.

     3.7 Absence of Undisclosed Liabilities. Except for direct expenses incurred by KBDD in connection with this Agreement and the transactions contemplated hereby, neither KBDD nor any of its properties or assets are subject to any liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due, that are not reflected in the financial statements presented to YGCD.

     3.8 Tax Returns. Within the times and in the manner prescribed by law, KBDD has filed all federal, state and local tax returns required by law and has paid all taxes, assessments and penalties due and payable.

     3.9 Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, YGCD shall have the opportunity to meet with KBDD's accountants and attorneys to discuss the financial condition of KBDD. KBDD shall make available to YGCD all books and records of KBDD.

     3.10 Trade Names and Rights. KBDD does not use any trademark, service mark, trade name, or copyright in its business, or own any trademarks, trademark registrations or applications, trade names, service marks, copyrights, copyright registrations or applications.

     3.11 Compliance with Laws. To the best of KBDD's knowledge, KBDD has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations (including, without limitation, the Securities Act of 1933 (as amended) and the Securities Exchange Act of 1934 (as amended) and any applicable building, zoning, or other law, ordinance, or regulation) affecting its SEC reports, its properties or the operation of its business or with which it is otherwise required to comply.

     3.12 Litigation. KBDD is not a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or governmental investigation pending or, to the best knowledge of KBDD, threatened against or affecting KBDD or its business, assets, or financial condition. KBDD is not in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department agency, or instrumentality. KBDD is not engaged in any legal action to recover moneys due to it.

     3.13 Bulletin Board Listing. KBDD's Common Stock is currently listed for trading on the OTC Bulletin Board under the symbol KBDD, and KBDD is not aware of steps being taken by the NASD to cause the Common Stock to be delisted.

     3.14 No Pending Investigation. KBDD is not aware of any pending investigations or legal proceedings by the SEC, any state securities regulatory agency, or any other governmental agency regarding KBDD or any officers or directors of KBDD.

     3.15 Authority. KBDD has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The Board of Directors of KBDD has taken all action required to authorize the execution and delivery of this Agreement by or on behalf of KBDD, the performance of the obligations of KBDD under this Agreement and the consummation by KBDD of the transactions contemplated under this Agreement. Other than the shareholders meeting described in paragraph 6.9 below, no other corporate proceedings on the part of KBDD are necessary to authorize the execution and delivery of this Agreement by KBDD and the performance of its obligations under this Agreement. This Agreement is, and when executed and delivered by KBDD, will be a valid and binding agreement of KBDD, enforceable against KBDD in accordance with its terms, except as such enforceability may be limited by general principles of equity, bankruptcy, insolvency, moratorium and similar laws relating to creditors rights generally.

     3.16 Ability to Carry Out Obligations. Neither the execution and delivery of this Agreement, the performance by KBDD of its obligations under this Agreement, nor the consummation of the transactions contemplated under this Agreement will, to the best of KBDD's knowledge: (a) violate any provision of KBDD's articles of incorporation or bylaws; (b) with or without the giving of notice or the passage of time, or both, violate, or be in conflict with, or constitute a default under, or cause or permit the termination or the acceleration of the maturity of, any debt, contract, agreement or obligation of KBDD, or require the payment of any prepayment or other penalties; (c) require notice to, or the consent of, any party to any agreement or commitment, lease or license, to which KBDD is bound; (d) result in the creation or imposition of any security interest, lien or other encumbrance upon any property or assets of KBDD; or (e) violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority to which KBDD is bound or subject.

     3.17 Validity of KBDD Shares. The shares of KBDD Common Stock to be delivered pursuant to this Agreement, when issued in accordance with the provisions of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

     3.18 Full Disclosure. None of the representations and warranties made by KBDD herein in any filing with the SEC, or in any exhibit, certificate or memorandum furnished or to be furnished by KBDD, or on its behalf, contains or will contain any untrue statement of material fact, or omit any material fact the omission of which would be misleading.

     3.19 Assets. KBDD has good and marketable title to all of its tangible properties and such tangible properties are not subject to any liens or encumbrances.

     3.20 Material Contracts and Obligations. Attached hereto on Schedule 3 is a list of all agreements, contracts, indebtedness, liabilities and other obligations to which KBDD is a party or by which it is bound that are material to the conduct and operations of its business and properties, which provide for payments to or by KBDD in excess of $5,000; or which involve transactions or proposed transactions between KBDD and its officers, directors, affiliates or any affiliate thereof. Copies of such agreements and contracts and documentation evidencing such liabilities and other obligations have been made available for inspection by YGCD and its counsel. All of such agreements and contracts are valid, binding and in full force and effect in all material respects, assuming due execution by the other parties to such agreements and contracts.

     3.21 Consents and Approvals. No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required to be made or obtained by KBDD in connection with: (a) the execution and delivery by KBDD of its obligations under this Agreement; (b) the performance by KBDD of its obligations under this Agreement; or (c) the consummation by KBDD of the transactions contemplated by this Agreement.

     3.22 Real Property. KBDD does not own, use or claim any interest in any real property, including without limitation any license, leasehold or any similar interest in real property.

                                  ARTICLE 4
                                  COVENANTS

     4.1 Investigative Rights. From the date of this Agreement until the Closing Date, each party shall provide to the other party, and such other party's counsels, accountants, auditors, and other authorized representatives, full access during normal business hours and upon reasonable advance written notice to all of each party's properties, books, contracts, commitments, and records for the purpose of examining the same. Each party shall furnish the other party with all information concerning each party's affairs as the other party may reasonably request. If the transaction contemplated hereby is not completed, all documents received by each party and/or its attorneys and accountants, auditors or other authorized representatives shall be returned to the other party who provided same upon request. The parties hereto, their directors, employees, agents and representatives shall not disclose any of the information described above unless such information is already disclosed to the public, without the prior written consent of the party to which the confidential information pertains. Each party shall take such steps as are necessary to prevent disclosure of such information to unauthorized third parties.

     4.2 Conduct of Business. Prior to the Closing, KBDD and YGCD shall each conduct its business in the normal course, and shall not sell, pledge, or assign any assets, without the prior written approval of the other party, except in the regular course of business or as contemplated in previously disclosed contractual obligations. Neither KBDD nor YGCD shall amend its Articles of Incorporation or Bylaws, declare dividends, redeem or sell stock or other securities, incur additional or newly-funded liabilities, acquire or dispose of fixed assets, change employment terms, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharge any balance sheet receivable for less than its stated amount, pay more on any liability than its stated amount, or enter into any other transaction other than in the regular course of business except as otherwise contemplated herein.

                                  ARTICLE 5
                   CONDITIONS PRECEDENT TO KBDD'S PERFORMANCE

     5.1 Conditions. The obligations of KBDD hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this Article 5. KBDD may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by KBDD of any other condition of or any of KBDD's other rights or remedies, at law or in equity, if YGCD shall be in default of any of their representations, warranties, or covenants under this Agreement.

     5.2 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by YGCD in this Agreement or in any written statement that shall be delivered to KBDD by YGCD under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

     5.3 Performance. YGCD shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it, on or before the Closing Date.

     5.4 YGCD Funding. Prior to Closing, YGCD will have completed a private offering in which it has raised approximately $3,200,000 in gross proceeds by selling 1,600,000 shares of YGCD common stock.

     5.5 Absence of Litigation. No action, suit, or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against YGCD on or before the Closing Date.

     5.6 Officer's Certificate. YGCD shall have delivered to KBDD a certificate, dated the Closing Date, and signed by the Chief Executive Officer of YGCD, certifying that each of the conditions specified in Sections 5.2 through 5.5 hereof have been fulfilled.

                                 ARTICLE 6
                CONDITIONS PRECEDENT TO YGCD'S PERFORMANCE

     6.1 Conditions. YGCD's obligations hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this Article 6. YGCD may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by YGCD of any other condition of or any of YGCD's rights or remedies, at law or in equity, if KBDD shall be in default of any of its representations, warranties, or covenants under this Agreement.

     6.2 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by KBDD in this Agreement or in any written statement that shall be delivered to YGCD by KBDD under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

     6.3 Performance. KBDD shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by them, on or before the Closing Date.

     6.4 Absence of Litigation. No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against KBDD on or before the Closing Date.

     6.5 Directors of KBDD. Effective on the Closing, KBDD shall have fixed the size of its Board of Directors at three (3) persons, and such Board of Directors shall include Dale Stonedahl, Blair Zykan and Louis Coppage. The current Officers and Directors of KBDD shall have submitted their resignations as the Officers and Directors of KBDD effective on the Closing of this transaction.

     6.6 Officers of KBDD. Effective on the Closing, KBDD shall have elected the following new Officers of KBDD:

     Blair Zykan      -     President and CEO
     Cory Coppage     -     Secretary

     6.7 Completion of Private Offering. YGCD shall have completed a private placement of 1,600,000 shares of its Common Stock at $2.00 per share and shall have raised a total of approximately $3,200,000 before commissions and expenses.

     6.8 Form 10-K. Prior to Closing, KBDD shall have filed its Form 10-K for the year ended December 31, 1999.

     6.9 Shareholders' Meetings. Prior to the Closing, KBDD will hold a shareholders' meeting at which the following items must be approved: (1) a change in the corporation's name to a name designated by YGCD; (2) the adoption of a stock option plan acceptable to YGCD; and (3) any other matters which the parties mutually agree are needed to "update" the Articles of Incorporation of KBDD.

     6.10 No Outstanding Debt. On the Closing, all outstanding liabilities and obligations of KBDD shall have been paid or settled, including all costs related to this transaction.

     6.11 Officer Certificate. KBDD shall have delivered to YGCD a certificate, dated the Closing Date and signed by the President of KBDD certifying that each of the conditions specified in Sections 6.2 through 6.10 have been fulfilled.

                                ARTICLE 7
                                 CLOSING

     7.1 Closing. The Closing of this transaction shall be held at the offices of Krys Boyle Freedman Scott & Sawyer, P.C., 600 Seventeenth Street, Suite 2700 South Tower, Denver, Colorado 80202, or such other place as shall be mutually agreed upon, on such date as shall be mutually agreed upon by the parties, but in no event shall the Closing be later than April 20, 2000. At the Closing:

     7.2 YGCD shall deliver Letters of Acceptance, a comparable document from the new investors of YGCD, and the certificates representing the shares of YGCD held by the shareholders of YGCD accepting the Exchange Offer ("Accepting Shareholders") to KBDD.

     7.3 Each Accepting Shareholder shall receive a certificate or certificates representing the number of shares of KBDD Common Stock for which the shares of YGCD common stock shall have been exchanged.

     7.4     KBDD shall deliver an officer's certificate, as described in
Section 6.11 hereof, dated the Closing Date, that all representations, warranties, covenants and conditions set forth in this Agreement on behalf of KBDD are true and correct as of, or have been fully performed and complied with by, the Closing Date.

     7.5 KBDD shall deliver a signed Consent and/or Minutes of the Directors of KBDD approving this Agreement and each matter to be approved by the Directors of KBDD under this Agreement.

     7.6     YGCD shall deliver an officer's certificate, as described in
Section 5.6 hereof, dated the Closing Date, that all representations, warranties, covenants and conditions set forth in this Agreement on behalf of YGCD are true and correct as of, or have been fully performed and complied with by, the Closing Date.

     7.7 YGCD shall deliver a signed Consent or Minutes of the Directors of YGCD approving this Agreement and each matter to be approved by the Directors of YGCD under this Agreement.

     7.8 YGCD shall deliver the opinion of its counsel, Krys Boyle Freedman & Sawyer, P.C., dated the Closing Date, in form and substance satisfactory to counsel for KBDD, to the effect that:

          (1) YGCD is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado.

          (2)     YGCD's authorized capital stock is as set forth in Section
2.2 hereof.

          (3) The execution and consummation of this Agreement have been duly authorized and approved by YGCD's Board of Directors and does not require the approval and authorization of YGCD's shareholders. Consummation of this Agreement will not constitute or result in any breach or default of the character described in Section 2.14 hereof of which counsel has knowledge.

          (4) Counsel has no knowledge of any liabilities or obligations of the type described in Section 2.7 hereof, any litigation, proceeding or investigation of the type described in Section 2.12 hereof, or any defects, in title or mortgages, encumbrances or liens of the type described in Section
2.16 hereof.

          (5) The shares of YGCD's Common Stock to be exchanged pursuant to this Agreement, are duly and validly authorized and issued, and are fully paid and nonassessable.

     7.9 KBDD shall deliver the opinion of its counsel, Michael A. Littman, dated the Closing Date, in form and substance satisfactory to counsel for YGCD, to the effect that:

          (1) KBDD is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, and is duly qualified to do business and is in good standing in each state where its business requires qualification.

          (2)     KBDD's authorized capital stock is as set forth in Section
3.2 hereof.

          (3) The execution and consummation of this Agreement have been duly authorized and approved by KBDD's Board of Directors and consummation of this Agreement will not constitute or result in any breach or default of the character described in Section 3.16 hereof of which counsel has knowledge.

          (4) Counsel has no knowledge of any litigation, proceeding or investigation of the type described in Section 3.12 hereof.

          (5) The shares of KBDD's Common Stock to be issued pursuant to this Agreement will be duly and validly authorized and issued, and will be fully paid and nonassessable.

     7.10 Concurrently with the Closing of this transaction, YGCD will purchase from H. Daniel Boone, 2,400,000 of his personal KBDD shares for $200,000 in cash. These shares will be cancelled by YGCD immediately after the Closing.

                                  ARTICLE 8
                                 POST CLOSING

     8.1 Current Report on Form 8-K. Within 15 days after the Closing Date, KBDD will file a Current Report on Form 8-K with the Securities and Exchange Commission reporting this transaction.

                                  ARTICLE 9
                                MISCELLANEOUS

     9.1 Captions and Headings. The Article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

     9.2 No Oral Change. This Agreement and any provision hereof, may not be waived, changed, modified, or discharged orally, but it can be changed by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

     9.3 Non-Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

     9.4 Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

     9.5 Entire Agreement. This Agreement contains the entire Agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings.

     9.6 Choice of Law. This Agreement and its application shall be governed by the laws of the State of Colorado, except to the extent its conflict of laws provisions would apply the laws of another jurisdiction.

     9.7 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

     KBDD:

          Kimbell deCar Corporation
          c/o Michael A. Littman, Esq.
          10200 West 44th Avenue, Suite 400
          Wheat Ridge, Colorado  80033
          (303) 422-8127

     YGCD:

          YGCD Assets, Inc.
          6525 Gun Park Drive
          Building 150-239
          Boulder, Colorado  80301
     with a copy to:

          Jon D. Sawyer
          Krys Boyle Freedman & Sawyer, P.C.
          600 17th Street, Suite 2700
          Denver, Colorado  80202

     9.8 Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

     9.9 Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

     9.10 Announcements. KBDD and YGCD will consult and cooperate with each other as to the timing and content of any announcements of the transactions contemplated hereby to the general public or to employees, customers or suppliers.

     9.11 Exhibits. As of the execution hereof, the parties hereto have provided each other with the Exhibits provided for herein above, including any items referenced therein or required to be attached thereto. Any material changes to the Exhibits shall be immediately disclosed to the other party.

     9.12 Use of Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     AGREED TO AND ACCEPTED as of the date first above written.

KIMBELL deCAR CORPORATION           YGCD ASSETS, INC.


By:/s/ Wesley F. Whiting            By:/s/ Blair Zykan
   Wesley F. Whiting,                  Blair Zykan, President and CEO
   Vice President

                                 SCHEDULE 1

                                                           Number of
  Name, Address and             Number of Shares         Shares of KBDD
Social Security Number              of YGCD               Common Stock

Mac Avery
5479 Cypress Drive
Boulder, CO  80303                  600,000                  600,000

Ballersea Capital Inc.
Attn:  J. Matt Lepo
P.O. Box 153
Santa Monica, CA  90406             260,342                  260,342

CCRI Corporation
Attn:  Malcolm McGuire
3104 East Camelback Road,
   PMB 539
Phoenix, AZ  85016                  520,684                  520,684

Cory J. Coppage
UMI 7350 North Broadway
Denver, CO  80221                   150,000                  150,000

Louis F. Coppage
UMI 7350 North Broadway
Denver, CO  80221                   150,000                  150,000

Lynn Hafen
15392 East Grand Avenue
Aurora, CO  80015                    20,000                   20,000

J. Paul Consulting Corp.
Attn:  Jeff P. Ploen
6041 South Syracuse Way, No. 307
Englewood, CO  80111                386,780                  386,780

John R. Lafebvre
4315 East 115th Avenue
Thornton, CO  80233                  64,000                   64,000

Red Hill Corp., LLC                 360,000                  360,000

Krys Boyle Freedman & Sawyer,
  P.C.
c/o Jon D. Sawyer, Esq.
Dominion Plaza, Suite 2700 S.T.
600 17th Street
Denver, CO  80202                    50,000                   50,000

Scott A. St. Clair
1655 Walnut Street, Suite 100
Boulder, CO  80302                   50,000                   50,000

Dale Stonedahl
6525 Gunpark Drive,
  Suite 150-239
Boulder, CO  80301                6,373,119                6,373,119


Gary Stonedahl
c/o 106 Briza Court
Bellingham, WA  98226               100,000                  100,000

Underwood Family Partners, LLC
Attn:  L. Michael Underwood
1200 17th Street, Suite 1003
Denver, CO  80202                   390,514                  390,514

William B. White
15 Dow Lane
Novato, CA  94947                    25,000                   25,000

Blair Zykan
8750 East Otero Circle
Englewood, CO  80112              1,400,000                1,400,000

Investors in overseas
 offering                         1,600,000                1,600,000

      Total                      12,500,439               12,500,439

                                  SCHEDULE 2

                              YGCD ASSETS, INC.
                                   ("YGCD")

2.4     The Officers and Directors of YGCD are as follows:

          Name                         Position

     Blair Zykan                    President, CEO and Director

     Cory Coppage                   Secretary and Treasurer

     Dale Stonedahl                 Director

     Louis Coppage                  Director

2.9     Trade Names and Rights:

     a)     You've Got CD

2.17       Contracts:

     1.     Finders Fee Agreement with CCRI, dated January 12, 2000.
     2.     Finders Fee Agreement with John Lafebvre, dated January 2, 2000.
     3. Finders Fee Agreement and Letter of Intent with Mac Avery, dated January 22, 2000.
     4.     Letter Agreement with Catapult PI-IR, LLC, dated October 12, 1999.
     5. Agreement for Assignment of Rights with Duplication Systems, Inc., dated March 28, 2000.
     6. Promissory Note to Duplication Systems, Inc., pursuant to Rights Assignment Agreement, dated March 28, 2000.
     7. Promissory Note to Dale Stonedahl, pursuant to advance on H. Daniel Boone Share Purchase Agreement and CCRI Agreement, dated March 6, 2000.
     8. Engineering/Consulting Professional Services Agreement with Nuvation Research Corp., dated October 6, 1999.
     9. Employment Agreement with Blair Zykan, President and CEO, dated March 6, 2000.
     10.    Consulting Agreement with Louis F. Coppage, Director, dated
            March 2, 2000.
     11.    Consulting Agreement with Cory Coppage, Officer, dated March 2,
            2000.
     12.    Share Purchase Agreement with H. Daniel Boone, dated February 22,
            2000.
     13.    Release and Assignment Agreement with Dale Stonedahl, dated
            March 28, 2000.
     14.    Placement Services Agreement with Staff 21.

                                   SCHEDULE 3

                             Kimbell deCar Corporation
                                    ("KBDD")


3.4     Directors and Officers of KBDD:

          Name                              Position

     Wesley F. Whiting                  Secretary and Director

     Reginald T. Green                  Director


3.20     Material Contracts of KBDD:

     None